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                                                                EXHIBIT 23.9



CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our Report of Independent Public Accountants dated January 21, 1998 on the financial statements of Santa Monica Bank as of and for the years ended December 31, 1997 and 1996 included in the Form 8K/A of Western Bancorp dated April 9, 1998 and to all references to our Firm included in this Registration Statement.


/s/ ARTHUR ANDERSEN LLP
Los Angeles, California
November 13, 1998